SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 16, 2013

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement

On October 16, 2013, First Potomac Realty Investment Limited Partnership, the operating partnership (the “Operating Partnership”) of First Potomac Realty Trust (the “Company”), and the Company entered into an Amended and Restated Revolving Credit Agreement (the “Restated Credit Agreement”), by and among the Operating Partnership, as borrower, the Company, as parent, KeyBank National Association (“KeyBank”), as a lender and administrative agent, and the other lenders and agents party thereto.

The Restated Credit Agreement amends and restates the Third Amended and Restated Revolving Credit Agreement, dated June 16, 2011, as amended (the “Prior Credit Agreement”), to, among other things: (i) increase the aggregate amount of the senior unsecured revolving credit facility from $255 million to $300 million; (ii) provide for an accordion feature that allows for future expansion of the aggregate commitment by up to an additional $300 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Restated Credit Agreement, to provide such additional commitments; (iii) reduce the applicable spread on the interest rate for all borrowings, as further described below; (iv) extend the maturity date from January 15, 2014 to October 16, 2017, with a one-year extension option that may be exercised upon the Operating Partnership’s payment of a 15 basis point extension fee and satisfaction of certain other customary conditions; and (v) modify certain financial covenants, as further described below, and eliminate certain other financial covenants, including the minimum consolidated debt yield covenant and the maximum secured recourse debt covenant. The amount available for the Operating Partnership to borrow at any time under the Restated Credit Agreement is the lesser of (i) $300 million or (ii) the maximum principal amount of debt which would not cause the Company to violate the unencumbered pool leverage ratio covenant described below. As of October 16, 2013, the Operating Partnership had borrowed $83 million under the Restated Credit Agreement.

The Restated Credit Agreement provides for an interest rate on all borrowings, at the Operating Partnership’s election, of (x) LIBOR plus a margin ranging from 150 to 205 basis points (down from 200 to 300 basis points under the Prior Credit Agreement) or (y) a base rate plus a margin ranging from 50 to 105 basis points (down from 75 to 175 basis points under the Prior Credit Agreement), in each case depending on the Company and its affiliates’ ratio of consolidated total indebtedness to consolidated gross asset value. In the event that the Company or the Operating Partnership obtains a credit rating of BBB-/Baa3 (or the equivalent) or higher assigned to its senior unsecured long-term debt by Standard & Poor’s Financial Services LLC or Moody’s Investors Service, Inc. (the “Investment Grade Rating Date”), the Operating Partnership may make a one-time irrevocable election to use the credit rating to determine the interest rate on all borrowings, which would be either (i) LIBOR plus a margin ranging from 97.5 to 175 basis points or (ii) a base rate plus a margin ranging from zero to 75 basis points, in each case depending on the credit rating.

The Operating Partnership’s ability to borrow under the Restated Credit Agreement also is subject to ongoing compliance by the Company and the Operating Partnership with various customary restrictive covenants, including with respect to liens, indebtedness, investments, distributions, mergers and asset sales. In addition, the Restated Credit Agreement requires that the Company and the Operating Partnership satisfy certain financial covenants, including:

•	total indebtedness not exceeding 60.0% of gross asset value;

•	a minimum fixed charge coverage ratio (defined as the ratio of adjusted EBITDA to fixed charges) of greater than 1.50 to 1;

•	a minimum tangible net worth (defined as gross asset value less total indebtedness) of (i) $601,201,775, plus (ii) 80% of the net proceeds of any future equity issuances of the Company, plus (iii) 80% of the value of partnership units of the Operating Partnership issued in connection with any future asset or stock acquisitions;

•	a maximum unencumbered pool leverage ratio (defined as the ratio of unsecured debt to the value of the unencumbered pool of properties) of 60.0%; and

•	a minimum unencumbered pool interest coverage ratio (defined as the ratio of the adjusted net operating income of the unencumbered pool properties to interest on unsecured debt) of at least 1.75 to 1.

The Company and certain of the Operating Partnership’s subsidiaries entered into a guaranty agreement in favor of KeyBank, as agent for the lenders, pursuant to which the Company and certain of the Operating Partnership’s subsidiaries unconditionally agreed to guarantee all of the obligations of the Operating Partnership under the Restated Credit Agreement. At any time on or after the Investment Grade Rating Date, the Operating Partnership’s subsidiaries acting as guarantors, subject to certain conditions, will no longer be required to act as guarantors and will be released from any existing guarantees under the Restated Credit Agreement.

The Restated Credit Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders thereunder to, among other things, declare the principal, accrued interest and other obligations of the Operating Partnership under the Restated Credit Agreement to be immediately due and payable.

A copy of the Restated Credit Agreement and a copy of the Company’s guaranty agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Restated Credit Agreement and the guaranty agreement are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively.

Amended and Restated Term Loan Agreement

On October 16, 2013, the Operating Partnership and the Company entered into an Amended and Restated Term Loan Agreement (the “Restated Term Loan Agreement”), by and among the Operating Partnership, as borrower, the Company, as parent, KeyBank, as a lender and administrative agent, and the other lenders and agents party thereto.

The Restated Term Loan Agreement amends and restates the Term Loan Agreement, dated July 18, 2011, as amended (the “Prior Term Loan Agreement”), to, among other things: (i) restructure the $300 million unsecured term loan under the Prior Term Loan Agreement into three $100 million tranches, consisting of a $100 million Tranche A term loan (“Tranche A”), a $100 million Tranche B term loan (“Tranche B”) and a $100 million Tranche C term loan (“Tranche C”); (ii) add over two years of term to the maturity dates under the Prior Term Loan Agreement, as further described below; (iii) reduce the applicable spread on the interest rates for borrowings, as further described below; (iv) eliminate prepayment lock-outs; and (v) eliminate prepayment penalties associated with certain of the unsecured term loans, as further described below.

The Tranche A, Tranche B and Tranche C term loans mature on October 16, 2018, October 16, 2019 and October 16, 2020, respectively. The Restated Term Loan Agreement provides for an interest rate, at the Operating Partnership’s election, of either (x) LIBOR plus a margin ranging from 145 to 200 basis points in the case of Tranche A (down from 215 to 265 basis points under the Prior Term Loan Agreement), 160 to 215 basis points in the case of Tranche B (down from 225 to 275 basis points under the Prior Term Loan Agreement) and 190 to 255 basis points in the case of Tranche C (down from 230 to 280 basis points under the Prior Term Loan Agreement), or (y) a base rate plus a margin ranging from 45 to 100 basis points in the case of Tranche A (down from 115 to 165 basis points under the Prior Term Loan Agreement), 60 to 115 basis points in the case of Tranche B (down from 125 to 175 basis points under the Prior Term Loan Agreement) and 90 to 155 basis points in the case of Tranche C (down from 130 to 180 basis points under the Prior Term Loan Agreement), in each case depending on the Company and its affiliates’ ratio of consolidated total indebtedness to consolidated gross asset value. At any time on or after the Investment Grade Rating Date, the Operating Partnership may make a one-time irrevocable election to use the credit rating to determine the interest rate on all borrowings, which would be either (i) LIBOR plus a margin ranging from 110 to 200 basis points in the case of Tranche A, 125 to 215 basis points in the case of Tranche B and 145 to 240 basis points in the case of Tranche C, or (ii) a base rate plus a margin ranging from 10 to 100 basis points in the case of Tranche A, 25 to 115 basis points in the case of Tranche B and 45 to 140 basis points in the case of Tranche C, in each case depending on the credit rating. The Operating Partnership designated all three tranches as LIBOR-based loans. The Restated Term Loan Agreement allows the Operating Partnership to prepay any Tranche A or Tranche B term loans, in whole or in part, without premium or penalty. Tranche C term loans are subject to prepayment premiums of 2% if the prepayment occurs during the first year following the closing date and 1% if the prepayment occurs during the second year following the closing date. Thereafter, the Operating Partnership may prepay the Tranche C term loan, in whole or in part, without premium or penalty.

The Restated Term Loan Agreement contains various restrictive covenants substantially similar to those contained in the Restated Credit Agreement, including with respect to liens, indebtedness, investments, distributions, mergers and asset sales. In addition, the Restated Term Loan Agreement requires that the Company and the Operating Partnership satisfy certain financial covenants that are also substantially identical to those contained in the Restated Credit Agreement.

The Company and certain of the Operating Partnership’s subsidiaries entered into a guaranty agreement in favor of KeyBank, as agent for the lenders, pursuant to which the Company and certain of the Operating Partnership’s subsidiaries unconditionally agreed to guarantee all of the obligations of the Operating Partnership under the Restated Term Loan Agreement. At any time on or after the Investment Grade Rating Date, the Operating Partnership’s subsidiaries acting as guarantors, subject to certain conditions, will no longer be required to act as guarantors and will be released from any existing guarantees under the Restated Term Loan Agreement.

The Restated Term Loan Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the lenders thereto to, among other things, declare the principal, accrued interest and other obligations of the Operating Partnership under the Restated Term Loan Agreement to be immediately due and payable.

A copy of the Restated Term Loan Agreement and a copy of the Company’s guaranty agreement are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Restated Term Loan Agreement and the guaranty agreement are qualified in their entirety by reference to Exhibits 10.3 and 10.4, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.

10.1	Amended and Restated Revolving Credit Agreement, dated as of October 16, 2013, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.2	Guaranty, dated as of October 16, 2013, by First Potomac Realty Trust in favor of KeyBank National Association, in its capacity as administrative agent for the lenders under the Amended and Restated Revolving Credit Agreement, dated as of October 16, 2013.

10.3	Amended and Restated Term Loan Agreement, dated as of October 16, 2013, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.4	Guaranty, dated as of October 16, 2013, by First Potomac Realty Trust in favor of KeyBank National Association, in its capacity as administrative agent for the lenders under the Amended and Restated Term Loan Agreement, dated as of October 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

October 22, 2013	/s/ Andrew P. Blocher
Andrew P. Blocher
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

10.1	Amended and Restated Revolving Credit Agreement, dated as of October 16, 2013, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.2	Guaranty, dated as of October 16, 2013, by First Potomac Realty Trust in favor of KeyBank National Association, in its capacity as administrative agent for the lenders under the Amended and Restated Revolving Credit Agreement, dated as of October 16, 2013.

10.3	Amended and Restated Term Loan Agreement, dated as of October 16, 2013, by and among First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust, KeyBank National Association, as a lender and administrative agent, and the other lenders and agents party thereto.

10.4	Guaranty, dated as of October 16, 2013, by First Potomac Realty Trust in favor of KeyBank National Association, in its capacity as administrative agent for the lenders under the Amended and Restated Term Loan Agreement, dated as of October 16, 2013.